NEWS RELEASE

For More Information Contact:

ProAssurance	Medmarc
Frank B. O’Neil	Karen M. Murphy, Esq.
Sr. Vice President, Corporate Communications & Investor Relations	Sr. Vice President, Risk Services and Marketing
800.282.6242 · 205.877.4461 · foneil@ProAssurance.com	800.356.1886 · 703.652.1300 · kmurphy@Medmarc.com

Medmarc Insurance Group to Merge into ProAssurance

BIRMINGHAM, AL and CHANTILLY, VA - (PR Newswire) – June 27, 2012 – ProAssurance Corporation (NYSE: PRA) announced today that the Medmarc Insurance Group (Medmarc) has agreed to become part of ProAssurance through a proposed $153.7 million, all cash, sponsored demutualization that will provide Medmarc’s eligible Members with cash payments of $146.2 million and future policy credits of $7.5 million.

ProAssurance is one of the nation’s leading medical professional liability insurers and also maintains a book of legal professional liability business. Medmarc is one of the nation’s leading underwriters of products liability insurance for medical technology and life sciences, and also underwrites a book of legal professional liability insurance. Medmarc had direct written premium of $40.6 million in 2011 and $320 million in total assets as of March 31, 2012. Medmarc’s A. M. Best rating of “A-” (Excellent) was recently affirmed.

“The addition of Medmarc helps ProAssurance take another step toward our goal of expanding the range of our insurance products to cover a wide spectrum of healthcare risks. As the delivery of healthcare evolves in the U.S., the professionals and organizations delivering the continuum of care will require additional and more complex insurance products, and this transaction will enhance our ability to respond to these dynamic new risks. Further, Medmarc’s book of legal professional liability business expands our existing lawyers’ professional liability line,” said Stan Starnes, the Chairman and Chief Executive Officer of ProAssurance. He added, “Medmarc shares a common heritage with ProAssurance, having been founded in 1979 by medical technology companies to cover unique risks that were not adequately addressed by the commercial insurance industry. Medmarc continues to focus on those specialized insurance needs and will bring this expertise and insurance product scope to ProAssurance.”

Mary Todd Peterson, the President and Chief Executive Officer of Medmarc, views the combination as an important step in Medmarc’s evolution as a specialty insurer. She said, “Medmarc is known for its deep expertise and creativity in structuring products liability solutions for medical technology and life sciences companies. With the balance sheet strength and rating of ProAssurance behind us, we can provide greater financial security to our present and future customers as new liability trends emerge. We believe the transaction will also provide an avenue for growth by providing increased flexibility to address the evolving insurance and risk management demands of the medical technology and life science industry.”

ProAssurance will maintain Medmarc’s operations in Chantilly, Virginia under the direction of its President and Chief Executive Officer, Mary Todd Peterson. “We are tightly focused on acquiring companies with strong management and superior insurance expertise, and we have found that in the Medmarc team,” added Mr. Starnes.

Jaxon A. White, Medmarc’s Chairman and officer in charge of Medmarc’s formation, said the ProAssurance-sponsored demutualization will benefit policyholders now and in the future. “ProAssurance is an ideal partner. Their dedication to the promise of Treated Fairly, coupled with their exceptional financial strength and a demonstrated, long-term business focus will allow us to continue Medmarc’s 33-year record of service. The transaction also will reward eligible Members for helping to build Medmarc. We look forward to providing our eligible Members with details of the proposed transaction.”

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The Boards of Directors for both companies have unanimously approved the transaction, which now requires the approval of Medmarc's eligible Members and insurance regulators in Vermont, where Medmarc is domiciled. The transaction is expected to close before the end of 2012. If approved by Medmarc’s eligible Members, the sponsored demutualization will convert Medmarc into a non-public stock company. Simultaneously, under the terms of the Stock Purchase Agreement,

ProAssurance will purchase the stock authorized in the demutualization and Medmarc’s eligible Members would then receive $153.7 million in cash payments and future policy credits, as outlined in the Plan of Conversion. The Plan of Conversion defines an eligible Member as a medical technology or life sciences company with an in-force policy issued by a Medmarc company at any time from December 31, 2010 through June 30, 2012. Policies with effective dates between June 27, 2012 and June 30, 2012, must have had a quote issued on or before June 26, 2012.

ProAssurance's financial advisor in the transaction is Wells Fargo Securities; Burr & Forman is serving as legal advisor to ProAssurance. Medmarc's financial advisor is Sandler O'Neill + Partners, L.P. and its legal advisor is Luse Gorman Pomerenk & Schick, P.C.

About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past five years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Conference Call Information
The Medmarc transaction will be discussed during a conference call on Wednesday, June 27, 2012 at 11:00 am et. Interested investors may dial (877) 723-9502 (toll free) or (719) 325-4810 to participate. The call will be webcast on our website, ProAssurance.com, and on StreetEvents.com. A telephone replay will be available through July 31, 2012 at (888) 203-1112 or (719) 457-0820, using access code 3237401. An internet replay will also be available at ProAssurance.com and StreetEvents.com. A podcast of the call will be available on a free subscription basis through a link on the home page of the ProAssurance website or through Apple’s iTunes.

Supplemental Information on Medmarc Insurance Group
Headquarters: Chantilly, VA
Founded: 1979, by companies in the medical technology and life sciences industry.
Employees: 55
Insurance Subsidiaries:Medmarc Casualty Insurance Company (admitted: 50 states and DC)
Noetic Specialty Insurance Company (non-admitted: 50 states and D.C.)
Hamilton Resources Corporation (multi-state insurance management company and agency supporting Medmarc’s insurance companies nationwide)

Policyholders (12/31/11): 3,493 (Medical Technology/Life Sciences: 958, LPL: 2,535)
Direct Premium Written (at 12/31/11, in millions): $40.6 (Medical Technology/Life Sciences; $32.3, LPL: $8.3)
Product Distribution: 100% through brokers
Largest States (2011 Direct Written Premium in millions): California, $5.8 (14.3%); Florida, $5.3 (13.0%); Texas, $4.4 (10.9%); Massachusetts, $3.8 (9.3%); Pennsylvania, $3.4 (8.5%); New Jersey, $2.4 (6.0%); New York, $2.0 (5.0%)

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Supplemental Information on Medmarc Insurance Group Continues

Balance Sheet Highlights (STAT Data in millions)
	12/31/2009	12/31/2010	12/31/2011	3/31/2012
Total Assets	$339.1	$335.5	$325.2	$319.9
Loss & LAE Reserves	$179.6	$165.0	$146.8	$139.6
Total Liabilities	$211.7	$193.2	$171.5	$160.2
Surplus (Equity)	$127.4	$142.3	$153.7	$159.8
Tangible Book Value	$126.8	$142.1	$153.7	$159.8

2009-2011 Income Statement Highlights (STAT Data in millions)
	12/31/2009	12/31/2010	12/31/2011
Gross Premiums Written	$74.4	$56.6	$40.6
Net Premiums Written	$42.1	$40.6	$30.0
Net Investment Income	$13.4	$12.0	$11.6
Pre-Tax Income	$12.2	$10.1	$15.2
Net Income	$9.5	$10.6	$11.5

2009-2011 Ratios (STAT Data)
	12/31/2009	12/31/2010	12/31/2011
Loss Ratio	71.0%	71.0%	42.1%
Expense Ratio	35.5%	36.2%	51.5%
Combined Ratio	106.5%	107.2%	93.6%
Operating Ratio	77.8%	79.4%	58.4%

Senior Management
Mary Todd Peterson, President and CEO
Nigel J. Griffey, CPA, Senior Vice President, Chief Financial Officer and Treasurer
Karen M. Murphy, Esq., Senior Vice President, Risk Services and Marketing and Secretary

Data Sources: Medmarc Insurance Group, SNL Financial, A. M. Best
Medmarc Statutory Statements: www.medmarc.com/About-Us/Pages/Statutory-Statements.aspx

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the proposed merger of Medmarc Insurance Group (Medmarc) into ProAssurance, include but are not limited to, the following:

the business of ProAssurance and Medmarc may not be combined successfully, or such combination may take longer to accomplish than expected;
the cost savings from the merger may not be fully realized or may take longer to realize than expected;
operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;
governmental approvals of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;
there may be restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
the board of directors of Medmarc may withdraw its recommendation and support a competing acquisition proposal; and
Eligible Members of Medmarc may fail to approve the merger.
The following important factors are among those that could affect the actual outcome of other future events:

  the expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption, loss of customers, employees and key agents, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities, among other reasons;

general economic conditions, either nationally or in our market areas, that are different thananticipated;
our ability to maintain our dividend payments;
regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;
the enactment or repeal of tort reforms;
formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;
the impact of deflation or inflation;
changes in the interest rate environment;
changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

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  changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board;

changes in laws or government regulations affecting medical professional liability insurance or the financial community;
the effects of changes in the healthcare delivery system, including, but not limited to, the Patient Protection and Affordable Care Act;
consolidation of healthcare providers and entities that are more likely to self insure and not purchase medical professional liability insurance;
uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;
the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
loss of independent agents or brokers;
changes in our organization, compensation and benefit plans;
our ability to retain and recruit senior management;
our ability to purchase reinsurance and collect recoveries from our reinsurers;
assessments from guaranty funds;
our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or attempts to initiate a takeover;
state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
  taxing authorities can take exception to our tax positions and cause us to incur significant amounts of defense costs and, if our defense is not successful, additional tax costs, including interest and penalties; and

insurance market conditions may alter the effectiveness of our current business strategy and affect our revenues.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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